UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2007

Callisto Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-32325	13-3894575
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609
New York, New York 10170
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

The information required to be disclosed in this Item 1.01 is incorporated herein by reference from Item 3.02.

Item 3.02        Unregistered Sales of Equity Securities.

On August 2, 2007, Callisto Pharmaceuticals, Inc. (the “Company”) closed a private placement of 1,124,550 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and 22,491,000 warrants (the “Warrants”) to certain investors (the “Investors”) for aggregate gross proceeds of approximately $11.2 million pursuant to a Securities Purchase Agreement dated as of August 2, 2007 (the “SPA”). The Warrants are immediately exercisable at $0.70 per share and are exercisable at any time within three years from the date of  issuance. Other than pursuant to certain issuances, for the twelve (12) month period beginning on the effective date of the Registration Statement registering the resale of the shares of Common Stock underlying the Warrants by the Holder, if the Company at any time while the Warrants are outstanding, shall sell or grant any option to purchase or otherwise dispose of or issue any Common Stock or common stock equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then exercise price (such lower price, the “Base Exercise Price”), then, the exercise price shall be reduced to an amount equal to the Base Exercise Price.

Subsequent to closing, $8,480,000 of the net proceeds were placed into escrow at the request of RAB Special Situations (Master) Fund Limited and Absolute Octane Master Fund Limited (collectively, the “Lead Investors”), each of which invested $5,000,000 in the private placement.  Pursuant to a Put Option Agreement, the Lead Investors shall have the right until October 30, 2007 to require redemption by the Company of all of the Series B Convertible Preferred Stock and 85% of the Warrants purchased by them only upon the occurrence of any of the following events:

(i)                                   The Company shall have not received the approval of its common stockholders of the issuance of shares of Common Stock issuable upon the conversion of the Series B Convertible Preferred Stock or the exercise of the Warrants (the “Underlying Shares”) by 5:00 pm New York time on September 30, 2007; or

(ii)                                  The American Stock Exchange shall not have approved the Listing of Additional Securities application filed by the Company relating to the Underlying Shares by 5:00 pm New York time on September 30, 2007 (for a reason other than the Lead Investors failing to timely provide American Stock Exchange with information reasonably requested by Amex Listing Qualification as part of their review of the application); or

(iii)                               The American Stock Exchange or the Company delists the Common Stock on or before 5:00 pm New York time on September 30, 2007.

The Company paid an aggregate $843,375 and issued warrants to purchase 2,473,900 shares at $0.50 per share and 2,473,900 shares at $0.70 per share to certain selling agents. The warrants will expire three years after issuance.

In connection with the offer and sale of securities to the Investors and the selling agents, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. The Company believes that the Investors and the selling agents are “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act.

The Investors also are parties to a Registration Rights Agreement, dated as of August 2, 2007 (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file, within 45 days of closing, a registration statement covering the resale of the shares of common stock underlying the Series B Preferred Stock and Warrants issued to the Investors.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s Certificate of Incorporation have been amended to provide for the issuance of 2,000,000 shares of Series B Preferred Stock pursuant to the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Convertible Preferred Stock filed with the State of Delaware on August 1, 2007, which provides that:

Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Series B Preferred Stock shall have no voting rights. However, so long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of the shares of the Series B Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designation (whether by merger, consolidation or otherwise), (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to or otherwise pari passu with the Series B Preferred Stock, (c) amend its certificate of incorporation or other charter documents (whether by merger, consolidation or otherwise) so as to affect adversely any rights of the Holders, (d) increase the authorized number of shares of Series B Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to the Stated Value per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion.

Conversions at Option of Holder. Each share of Series B Preferred Stock shall be convertible into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series B Preferred Stock by $0.50 (the “Conversion Price”), at the option of the Holder, at any time and from time to time.

Automatic Conversion. Beginning August 2, 2008, provided certain conditions are satisfied, if the volume weighted average price of the Common Stock equals $1.00 (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) per share for the 20 consecutive Trading Days immediately prior to the Automatic Conversion Notice Date (as defined below), and average daily volume of the Common Stock on a national securities exchange or Nasdaq is at least 0.5% of the Conversion Shares that are being automatically converted, unless the Holder is prohibited from converting the Series B Preferred Stock pursuant to certain limitations, the Company shall have the right to deliver a notice to the Holder (an “Automatic Conversion Notice” and the date such notice is received by the Holder, the “Automatic Conversion Notice Date”), to convert any portion of the shares of Series B Preferred Stock then held by the Holder into shares of Common Stock at the then-effective Conversion Price.

Subsequent Equity Sales. Other than pursuant to certain issuances, for the twelve (12) month period beginning on the effective date of the Registration Statement registering the resale of the shares of Common Stock underlying the Series B Preferred Stock by the Holder, if the Company at any time while Series B Preferred Stock is outstanding, shall sell or grant any option to purchase or otherwise dispose of or issue any Common Stock or common stock equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Conversion Price (such lower price, the “Base Conversion Price”, as adjusted hereunder (if the holder of the Common Stock or common stock equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, the Conversion Price shall be reduced to an amount equal to the Base Conversion Price.

A copy of the Certificate of Designations, as filed with the Secretary of State of the State of Delaware, is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

On August 1, 2007, the Company’s Certificate of Incorporation was amended pursuant to a Certificate of Amendment to the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock previously filed with the State of Delaware on October 24, 2006, to provide that in the event of a liquidation of the Company, the Series B Convertible Preferred Stock will be senior to and prior to the Series A Convertible Preferred Stock.

A copy of the Certificate of Amendment to the Certificate of Designations, as filed with the Secretary of State of the State of Delaware, is attached as Exhibit 3.2 to this Current Report on Form 8-K, and is incorporated herein by reference

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

3.1      Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Convertible Preferred Stock of Callisto Pharmaceuticals, Inc.

3.2      Certificate of Amendment to Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock of Callisto Pharmaceuticals, Inc.

4.1       Form of Warrant to purchase shares of Common Stock issued in connection with the sale of the Series B Convertible Preferred Stock.

10.1     Form of Securities Purchase Agreement dated August 2, 2007 by and among Callisto Pharmaceuticals, Inc. and the purchasers set forth on the signature page thereto.

10.2    Form of Registration Rights Agreement dated August 2, 2007 by and among Callisto      Pharmaceuticals, Inc. and the purchasers signatory thereto.

10.3    Form of Put Option Agreement dated August 2, 2007 between Callisto Pharmaceuticals, Inc. and the purchasers signatory thereto.

99.1     Press Release of Callisto Pharmaceuticals, Inc. dated August 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2007

CALLISTO PHARMACEUTICALS, INC.

	By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
Chief Executive Officer